UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Fox Lane

San Jose, California 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see disclosures set forth in Item 5.02(e).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Please see disclosures set forth in Item 5.02(e).

(e)

On October 1, 2010, Immersion Corporation, a Delaware corporation (the “Company”), entered into an offer letter with G. Craig Vachon (the “Offer Letter”), pursuant to which Mr. Vachon was promoted to the position of Chief Commercial Officer. Mr. Vachon had previously served as the Company’s Senior Vice President and General Manager. As the Company’s Chief Commercial Officer, Mr. Vachon will be responsible for all corporate development activities including strategic relationships and partnerships, joint venture opportunities, and mergers and acquisitions.

Pursuant to the Offer Letter, among other things, (i) Mr. Vachon’s base salary remains at $242,190.17, (ii) Mr. Vachon will continue to participate in the Company’s 2010 executive incentive plan, pursuant to which he is eligible to receive a target incentive bonus equal to 60% of his base salary, and (iii) Mr. Vachon will be eligible to receive a cash bonus of $25,000 and a grant of 5,000 shares upon the consummation of strategic relationships in 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	IMMERSION CORPORATION

	By:	/S/ SHUM MUKHERJEE
Shum Mukherjee
Chief Financial Officer